EXHIBIT 21

SUBSIDIARIES

Set forth below are the names of subsidiaries of V2X, Inc. and the respective jurisdiction in which each was organized.

NAME	JURISDICTION OF ORGANIZATION
Advantor Systems II, LLC	Florida
Advantor Systems, LLC	Delaware
Al-Shabaka for Protection Products Marketing and General Support Services LLC	Iraq
V2X Merger Sub LLC	Delaware
Army Sustainment LLC	Delaware
Delex Systems, Incorporated	Virginia
Flight International Aviation LLC	Delaware
MARCOS Vermogensverwaltung GmbH	Germany
Professional Training Services de Mexico S. de R.L. de C.V.	Mexico
Vertex Professional Services Company S.A.	Spain
VPS Filial Sverige	Sweden
V2X Asia Global Pte.	Singapore
Vector International Aviation LLC	Delaware
Vectrus Facility Services GmbH	Germany
Vectrus Federal Services GmbH	Germany
Vectrus Federal Services International, Ltd.	Cayman Islands
Vectrus Global Support Services LLP	India
Vectrus International LLC	Colorado
Vectrus Mission Systems Ltd.	United Kingdom
V2X Overseas Ventures LLC	Virginia
Vectrus Saudi Arabia for Commercial Services	Saudi Arabia
Vectrus Services (Thailand) Co., LTD	Thailand
Vectrus Services A/S	Denmark
Vectrus Services Australia Pty. Ltd.	Australia
Vectrus Services Djibouti SARL	Djibouti
Vectrus Services Greenland ApS	Greenland
Vectrus Services Japan Godo Kaisha	Japan
Vectrus Services Korea Limited	Korea
Vectrus Services Muscat LLC	Oman
Vectrus Services Niger S.A.R.L.U.	Niger
Vectrus Services Philippines, Inc.	Philippines
Vectrus Services PTE. LTD	Singapore
Vectrus Subic Corporation	Philippines
V2X Systems LLC	Delaware
Vectrus Systems Corporation (Jordan)	Jordan
V2X Intermediate LLC	Delaware
V2X Aerospace LLC	Delaware

EXHIBIT 21

V2X LLC	Delaware
V2X Aircraft Integration and Sustainment LLC	Delaware
Vertex Company Germany GmbH	Germany
Vertex Company UK 1 Limited	United Kingdom
V2X Modernization and Sustainment LLC	Delaware
V2X Professional Services LLC	Delaware
V2X Systems Israel Company	Delaware
V2X Technical Services International Company	Delaware
Vertex Technologies Canada Inc.	Canada
VMSC Afghanistan LLC	Delaware